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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF CORRECTION

                                       OF

                               MOORE MEDICAL CORP.

                    -----------------------------------------

                    PURSUANT TO SECTION 103(F) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                    -----------------------------------------


         I, Mark Karp, President of Moore Medical Corp., a corporation organized and existing under the General Corporation law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103(f) of such law, DO HEREBY CERTIFY that:

         1. The Certificate of Amendment of Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 30, 1981 (the "June 30, 1981 Amendment") inadvertently set forth an inaccurate record of the corporate action therein referred to.

         2. Paragraph FIRST of the June 30, 1981 Amendment should be corrected by deleting the words "By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows: "in the second paragraph of Paragraph FIRST of the June 30, 1981 Amendment and replacing such words with the following; "By deleting the first full paragraph of Article Fourth thereof and substituting the following:".

         3. This Certificate of Correction shall not be deemed to amend or correct (a) any other provision of the June 30, 1981 Amendment or (b) any certificate of amendment of the Corporation's Certificate of Incorporation of certificate or designations of the Corporation filed with the Secretary of State of the State of Delaware at any time after June 30, 1981.

         IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Correction and do affirm the foregoing as true under the penalties or perjury this 6th day of November, 1998.

                                               /s/
                                              ---------------------------------
                                                         Mark Karp
                                                         President


ATTEST:


/s/
-------------------------------
      Joseph Greenberger
      Secretary

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